EXHIBIT 32

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of Omnicom Group Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of Omnicom Group Inc. certifies that, to such officer's knowledge:

•	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Omnicom Group Inc. as of the dates and for the periods expressed in the Report.

Date:	February 15, 2018
/s/ JOHN D. WREN
		Name:	John D. Wren
		Title:	Chief Executive Officer and President

/s/ PHILIP J. ANGELASTRO
Name:	Philip J. Angelastro
Title:	Executive Vice President and Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that Omnicom Group Inc. specifically incorporates it by reference.